UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2007, Korn/Ferry International, a Delaware corporation (the “Company”) issued a press release announcing (i) its separation of the roles of Chair and Chief Executive Officer, (ii) its appointment of Gary D. Burnison, the Company’s current Chief Operating Officer, Chief Financial Officer and Executive Vice President to the position of Chief Executive Officer and (iii) its retention of Paul C. Reilly, the Company’s current Chair and Chief Executive Officer as its Chair of the Board of Directors (the “Board”) and non-renewal of Mr. Reilly’s current Employment Agreement. The terms of the related agreements are described in further detail below, and the aforementioned press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Employment Agreement with Mr. Burnison

On April 24, 2007, the Company entered into an Employment Agreement (the “Employment Agreement”) with Gary Burnison, the Company’s current Chief Operating Officer, Chief Financial Officer and Executive Vice President. The Employment Agreement becomes effective on July 1, 2007, subject to Mr. Burnison continuously being employed with the Company until June 30, 2007. Mr. Burnison’s duties and responsibilities as Chief Executive Officer will be those that are customary to the office.

Pursuant to the Employment Agreement, the Company has agreed to provide Mr. Burnison with the following annual compensation: (i) a base salary of $47,916.67 per month ($575,000.00 on an annualized basis) (“Annual Base Salary”), subject to increase, or decrease if there is an across-the-board reduction in compensation, in the discretion of the Board; (ii) participation in the Company’s annual cash incentive plan, with an annual target award of 100% of Annual Base Salary, and the ability to earn up to an additional maximum cash award of 200% of Annual Base Salary; (iii) subject to approval of the Board, participation in the Company’s equity incentive program, pursuant to which Mr. Burnison is initially eligible to receive (a) a grant of restricted stock, subject to the discretion of and approval by the Board and/or Compensation Committee with a target grant value of $900,000; (b) an award of performance shares with a target grant value of 100% of Annual Base Salary and (c) an annual grant of restricted stock with a target grant value of 100% of Annual Base Salary.

The Employment Agreement also entitles Mr. Burnison to certain termination payments and vesting of stock options and equity-type incentives if his employment is terminated by the Company without cause or by Mr. Burnison for good reason in connection with certain change in control events.

Mr. Burnison, age 46, has been the Company’s Executive Vice President and Chief Financial Officer since March 2002, and was appointed Chief Operating Officer in November 2003. Prior to joining the Company, he served as an Executive Officer and a member of the board of directors of Jefferies and Company, an investment bank and brokerage firm, from 1984 until joining the Company.

Agreements with Mr. Reilly

In connection with the Company’s decision to separate the positions of Chief Executive Officer and Chair of the Board, the Company also entered into two new agreements with Mr. Reilly on April 24, 2007. The first agreement (the “Transition Agreement”) governs Mr. Reilly’s employment during a transition period lasting until June 30, 2007 (the “Term End Date”) and the second agreement (the “New Agreement”) governs his employment as Chair of the Board after the transition period.

Under the terms of the Transition Agreement, the Company (i) elected not to renew Mr. Reilly’s current Employment Agreement dated as of May 24, 2001(as amended, the “Prior Agreement”) pursuant to which the Company employed Mr. Reilly as Chief Executive Officer and Chair of the Board and (ii) agreed to continue to employ Mr. Reilly under the terms of the Prior Agreement, as modified by the Transition Agreement, as Chief Executive Officer and Chair of the Board until the Term End Date. In connection with the execution of the Transition Agreement, the Company and Mr. Reilly agreed that the $1,625,000 payment required under the Prior Agreement would not be paid to Mr. Reilly at this time and would only be paid as described below.

Pursuant to the Transition Agreement, Mr. Reilly will continue to be employed by the Company prior to July 1, 2007 (the “Start Date”) under the terms and conditions of the Prior Agreement. For services rendered during the fiscal year ending April 30, 2007, Mr. Reilly will receive compensation under the Prior Agreement as follows: (a) a base salary at his base salary rate under the Prior Agreement of $650,000; (b) a cash incentive award for the fiscal year ending April 30, 2007 in an amount and on a basis consistent with his prior annual cash incentive awards under the Prior Agreement, and with a target cash award equal to 150% of his base salary rate and (c) a grant of restricted shares of Company common stock with a grant value of two (2) times his base salary rate. For services rendered between May 1, 2007 and the Term End Date, Mr. Reilly will receive compensation under the Prior Agreement as follows: (i) a base salary at his base salary rate under the Prior Agreement of $650,000; (ii) a cash incentive award equal to $162,500 and (iii) a grant of 9,420 shares of Company common stock.

In addition, provided Mr. Reilly’s employment with the Company under the Prior Agreement does not terminate prior to the Term End Date, Mr. Reilly will receive payments and benefits required to be paid or provided to him under the Prior Agreement upon termination of employment by reason of the Company’s failure to renew the Prior Agreement in accordance with the following: (i) any and all of his unvested equity awards granted prior to the Start Date will become fully vested and, in the case of restricted stock, delivered to him, on the Start Date; (ii) a single lump sum cash payment of $1,625,000 will be paid to him in the event that his employment is terminated under the New Agreement for any reason and (iii) for a period of one year commencing on the date that his employment with the Company under the New Agreement is terminated, Mr. Reilly will be entitled to continued participation in the Company’s group health plans. In addition, the Transition Agreement provides that if Mr. Reilly’s employment with the Company should terminate any time after July 1, 2008, the Company will pay to Mr. Reilly a single lump sum cash payment in an amount equal to interest on the $1,625,000 owed under the Prior Agreement on account of non-renewal for the period beginning on July 1, 2008 and ending on the last business day preceding the date on which such interest equivalent amount is paid.

Simultaneously with the execution of the Transition Agreement, the Company and Mr. Reilly entered into the New Agreement. The New Agreement, which becomes operative on the Start Date, provides that the Company will continue to employ Mr. Reilly as Chair of the Board. Mr. Reilly’s duties and responsibilities as Chair are those customary to such office, including among others (i) collaborating with and mentoring the Chief Executive Officer, (ii) coordinating activities of the Board, (iii) presiding over meetings of the Company’s stockholders and (iv) assisting the Board in complying with the Company’s corporate governance guidelines.

In consideration for his services as Chair of the Board, the Company has agreed to provide Mr. Reilly with the following: (i) a base salary of $41,666.67 per month (“Base Salary”) ($500,000.00 on an annualized basis); (ii) in the first year of employment a guaranteed cash bonus of $62,500.00 per month (“Guaranteed Bonus”) ($750,000 on an annualized basis); (iii) on the Start Date a grant of 25,000 restricted shares of Company common stock and (iv) participation in employee benefit plans and programs sponsored by the Company. In addition, the New Agreement provides that in the discretion of the Board following Mr. Reilly’s first year of employment that (a) Mr. Reilly’s Base Salary may be increased, but not decreased and (b) a bonus may be awarded to Mr. Reilly.

Mr. Reilly, age 52, has been Chair of the Board and Chief Executive Officer since June 2001. Prior to joining the Company, he was with KPMG International, where he most recently served as Chief Executive Officer. Mr. Reilly joined KPMG LLP in 1987.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release dated April 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: April 30, 2007

/s/ Peter L. Dunn
(Signature)
	Name:	Peter L. Dunn
	Title:	General Counsel